Exhibit 99.1

FOAMEX INTERNATIONAL INC. RIGHTS CERTIFICATE

THIS RIGHTS CERTIFICATE, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS RIGHTS CERTIFICATE IS COMPLETED.

Foamex International Inc. (the “Company”) is conducting a rights offering (the “Rights Offering”) which entitles the holders of common stock of the Company, as of the close of business on ______________, to receive one right for each share of common stock of the Company held of record on __________________. Each right entitles a holder of common stock of the Company to purchase _______________ shares of common stock of the Company at an exercise price of $0.65 per share.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated _____________ (the “Prospectus”), which is incorporated herein by reference. Copies of the Prospectus are available upon request from Mellon Investor Services LLC (toll free: 1-800-851-9676).

I hereby irrevocably agree to purchase the number of shares indicated on this certificate upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

Signature: This rights certificate must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

SEE INSTRUCTIONS ON THE REVERSE SIDE
☐ SHARES TO SUBSCRIBE
X			WHOLE SHARES
Signature of Stockholder	Date	Daytime Telephone #

X
Signature of Stockholder	Date	Daytime Telephone #

RIGHTS CERTIFICATE NUMBER			RIGHTS

SHARES TO SUBSCRIBE			RECORD DATE SHARES

FOAMEX INTERNATIONAL INC. SUBSCRIPTION FOR RIGHTS OFFERING

A.	Number of whole shares being purchased: Shares

B.	Total Exercise Price: X	$0.65 =	$
	(Number of Shares)	(Exercise Price)	(Payment)

C.	Method of Payment, check (1) or wire transfer (2)

☐ (1) Certified or Cashier’s check or money order payable to Mellon Investor Services LLC (acting on behalf of Mellon Bank, N.A.) or
	☐ (2) Wire transfer on to:		Mellon Bank NA, ABA 043-000-261, Mellon Investor Services LLC, Reorg
	(Date)		A/C 0018518, Ref: Foamex - Job 185002, Attn: Michael Eguia, T: 201-680-3560

HOW TO CONTACT MELLON INVESTOR SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the United States, Canada or Puerto Rico
1-800-851-9676 (Toll Free)
From elsewhere
1-201-680-6664 (Collect)

SUBSCRIPTION TO PURCHASE SHARES OF FOAMEX INTERNATIONAL INC.
RETURN TO: MELLON BANK, N.A. C/O MELLON INVESTOR SERVICES LLC

WHERE TO FORWARD YOUR OFFERING MATERIALS

By Mail: Mellon Investor Services LLC Attn: Corporate Action Dept., 27th Floor P.O. Box 3301 South Hackensack, NJ 07606		By Hand or By Overnight Courier: Mellon Investor Services LLC Attn: Corporate Action Dept., 27 th Floor 480 Washington Boulevard Jersey City, NJ 07310

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON_______________, UNLESS EXTENDED, AND THIS RIGHTS CERTIFICATE IS VOID THEREAFTER.

Special Mailing Instructions

Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this certificate. Mail certificate(s) and check(s) to:

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

REQUESTER’S NAME: Mellon Investor Services LLC
SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service (IRS) Payer’s Request for Taxpayer Identification Number (TIN) Please fill in your name and address below.	Part 1 – PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT OR, IF YOU DO NOT HAVE A TIN, WRITE “APPLIED FOR” AND SIGN THE CERTIFICATION BELOW.	––––––––––––––––––––––––––––––––––––– Social Security Number OR ––––––––––––––––––––––––––––––––––––– Taxpayer Identification Number ☐ Exempt

Check appropriate box: ☐ Disregarded Entity ☐ Individual/Sole Proprietor

☐ Corporation ☐ Partnership ☐ Other_______________________________

(If you are an LLC, check the box marked “Other”, write “LLC”, and also check one of the other boxes to indicate your tax status (e.g., disregarded entity, individual/sole proprietor, corporation, partnership)).

Part 2 – Certification – Under penalties of perjury, I certify that:

(1)          The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),

(2)          I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)          I am a U.S. person (as defined for U.S. federal income tax purposes).

Name
Business Name
Address (number and street)
City, State and Zip Code

Certification Instructions – You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). If you are exempt from backup withholding, check the box in Part 1 and see the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9”.

Signature:___________________________________________Date:_________________

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR” ON SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that until I provide a taxpayer identification number, all reportable payments made to me will be subject to backup withholding, but will be refunded if I provide a certified taxpayer identification number within 60 days.

Signature:______________________________________________________________ Date:______________________________________________

THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

COMPLETE ALL APPLICABLE SECTIONS OF THIS CERTIFICATE USING THE INSTRUCTIONS BELOW.

Sign and date Box 1 and include your day time phone number.

Place an ☒ in Box 2 and fill in the number of whole shares you wish to subscribe for.

Fill in the calculation section in Box 3 for determining exercise price for shares purchased.

Fill in Box 4 if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this certificate.

PLEASE COMPLETE AND SIGN THE SUBSTITUTE FORM W-9 IN BOX 5 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. Taxpayer, please complete and return form W-8BEN.

THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON __________________, UNLESS EXTENDED, AND THIS RIGHTS CERTIFICATE IS VOID THEREAFTER.